As filed with the Securities and Exchange Commission on April 9, 2001

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ____________________

                           MERIDIAN USA HOLDINGS, INC.
               (Exact name of registrant as specified in charter)

               Florida                                        65-0510294
        (State  of  Incorporation)                           (I.R.S.  Employer
                                                          Identification  No.)

                           MERIDIAN USA HOLDINGS, INC.
                             1356 N.W. Second Avenue
                            Boca Raton, Florida 33432
                                 (561) 417-6800
             (Address and Telephone Number, Including Area Code, of
         Registrant's Principal Executive Offices and Agent for Service)

                            1999 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                    Copy To:

                              Samuel Goldfarb, Esq.
                       Aronauer, Goldfarb, Sills & Re, LLP
                         444 Madison Avenue, 17th Floor
                            New York, New York 10022
                                 (212) 755-6000
                              ____________________

                       CALCULATION OF REGISTRATION FEE



Title of Securities   Amount to be    Proposed Maximum   Proposed Maximum     Amount of
to be Registered      Registered        Offering Price     Aggregate         Registration
                                          Per Share       Offering Price         Fee

Common Stock,
$.001 par value       1,000,000 Shares  $1.515625(1)     $1,515,625          $378.91
===============       ================  ============     ==========          =======



(1) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, based on the average of the high and low prices for the Common Stock, as reported on the OTC Bulletin Board for April 2, 2001.





                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM  1.     PLAN  INFORMATION*

ITEM  2.     REGISTRANT  INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION*

*Information required by Part 1 to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.  INCORPORATION  OF  CERTAIN  DOCUMENTS  BY  REFERENCE

        The following documents filed by Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this registration statement:

        (1) Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000;

        (2) Registrant's Current Report on Form 8-K filed with the Commission on January 19, 2001;

        (3) All other reports previously filed by Registrant pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act"), since December 31, 2000; and

        (4) The description of the Common Stock of Registrant contained in a registration statement filed on Form SB-2 under the Securities and Exchange Act (the "Exchange Act"), filed on December 21, 2000, including any amendment or report filed for the purpose of updating such description;

        In  addition, all documents subsequently filed by Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

        The Company's Articles of Incorporation and the Company's Bylaws provide that the Company may, to the fullest extent permitted by law, indemnify all officers and directors of the Company.

        Section 607.850(1) of the Florida Business Corporation Act (the "FBCA") provides that a Florida corporation, such as the Company, shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Section 607.0850(2) of the FBCA provides that a Florida corporation shall have the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expenses of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.


        Section 607.850 of the FBCA further provides that: (i) to the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; (ii) indemnification provided pursuant to Section 607.0850 is not exclusive; and (iii) the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 607.0850.

        Notwithstanding the foregoing, Section 607.0850 of the FBCA provides that indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director, officer, employee, or agent derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions regarding unlawful distributions are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

        Section 607.0831 of the FBCA provides that a director of a Florida corporation is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporation management or policy, by a director, unless: (i) the director breached or failed to perform his duties as a director; and (ii) the director's breach of, or failure to perform, those duties constitutes: (A) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (B) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (C) a circumstance under which the liability provisions regarding unlawful distributions are applicable; (D) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (E) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

        The Company maintains a director and officer liability insurance policy insuring directors and officers of the Company against certain liabilities.

ITEM  8.  EXHIBITS

        See  Index  to  Exhibits  on  page  7.

ITEM  9.  UNDERTAKINGS

The  undersigned  Registrant  hereby  undertakes:

        1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



        3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 6th day of April, 2001.


MERIDIAN  USA  HOLDINGS,  INC.
(Registrant)


By:/s/ Mark Streisfeld
   ----------------------------
   Mark  Streisfeld,  President


                                POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints ALAN POSNER his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission and the securities regulatory authorities of the several states registration statements, amendments or post-effective amendments or any and all other documents in connection therewith, in connection with the registration under the Securities Act of 1933, as amended, or the registration or qualification under any applicable state securities laws or regulations, of shares of common stock, $.001 par value, of the Registrant issuable pursuant to the Registrant's 1999 Stock Incentive Plan, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



  SIGNATURE                     TITLE              DATE
  ---------                     -----              -----

  /s/ Mark Streisfeld	     President and      April 6, 2001
  -------------------          Director
  Mark Streisfeld


  /s/ Alan Posner		     Chief Executive    April 6, 2001
  ---------------              Officer and Director
  Alan Posner


  /s/ Christopher A. Valleau  Senior Financial   April 6, 2001
  --------------------------  Officer and
  Christopher A. Valleau      Vice President - Finance

  /s/ Joel Flig		     Director          April 6, 2001
  --------------------------
  Joel Flig

  /s/ David Ravich	     Director          April 6, 2001
  --------------------------
  David Ravich

  _________________________    Director         __________, 2001
  Ronald Shapss

  _________________________     Director           __________, 2001
  Gene Kreuscher

                                INDEX TO EXHIBITS
                                -----------------


EXHIBIT  NUMBER               DESCRIPTION
---------------               -----------

5.1                           Opinion  of  Counsel  regarding  legality.

23.1 Consent of Feldman Sherb & Co., P.C., independent accountants.

23.2 Consent of Radin, Glass & Co., LLP, independent accountants.

23.3                          Consent  of  Counsel  (included  in  Exhibit 5.1).

24                            Power  of  Attorney  (Contained  within  Signature
                              Page).

99.1                          Meridian  USA  Holdings, Inc. 1999 Stock Incentive
                              Plan.